Exhibit 99.1

Casa Systems Reports Second Quarter 2022 Financial Results

Verizon Multi-Year Agreement Progressing on Schedule

5G Cloud-Native Solutions Gain Additional Traction with Tier 1 CSPs

Strong Bookings and Billings During Quarter

Revenue up 10% Sequentially Over Q1

Backlog and Deferred Revenue Continues to Grow

Andover, Mass. – August 4, 2022 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of cloud-native software and physical broadband technology solutions for wireless, cable and fixed networks, today announced its financial results for its second quarter ended June 30, 2022.

Second Quarter 2022 Financial & Operational Highlights

•
Revenue of $70.8 million
•
Gross margin of 37.6%
•
GAAP net loss of $(16.7) million
•
Non-GAAP net loss of $(13.5) million
•
GAAP net loss per fully diluted share of $(0.18)
•
Non-GAAP net loss per fully diluted share of $(0.15)
•
Adjusted EBITDA of $(11.7) million
•
Positive Operating Cash Flows of $9.6 million for the first half of 2022
•
Cash and Cash Equivalents of $195.8 million at quarter end

“We were able to successfully continue our positive trajectory for Casa’s cloud-native solutions during the quarter, although supply chain constraints continued to weigh on our second quarter financial performance,” said Jerry Guo, Casa Systems' President and Chief Executive Officer. “Our position as an industry leader in cloud-native technology continued to grow during the second quarter following the announcement of our multi-year partnership with Verizon to provide our 5G Core Network Functions to power their Mobile Edge Computing service offering. We provided further proof of our progress with the signed MoU with Vietnam Posts and Telecommunications Group to pave the way for next generation 5G services in Vietnam, and our partnership with YTL Communications to deploy our Ayxom 5G Core solution to power the company’s 5G network and accelerate digital transformation across Malaysia. Casa Systems continues to remain focused on achieving our transformation goals as we transition to cloud-native solutions.”

Edward Durkin, Casa Systems' Chief Financial Officer, said, "During the second quarter, Casa continued to face a difficult supply chain environment that limited our ability to fulfill orders, which impacted our top- and bottom-line results. We remain very optimistic moving forward, as our bookings and billings during the second quarter of 2022 were very strong, and our backlog and deferred revenue continue to grow. We are also seeing increased demand for key product offerings, most notably for our high margin cloud-native software solutions, for which we have several new Tier 1 CSP prospects. We regard this as a good leading indicator. Our balance sheet also remains strong, including a healthy cash balance to help us navigate any headwinds while we execute on our multi-year transformation."

Financial Outlook

Due to various uncertainties, including most significantly supply chain challenges and its potential impact on 2022 revenue, Casa Systems suspended its prior full year 2022 guidance indefinitely in May 2022. Any prior guidance should no longer be relied upon.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss its financial results for the second quarter ended June 30, 2022, and its business outlook at 5:00 p.m. Eastern Time today, August 4, 2022. The conference call can be heard via webcast in the investor relations section its website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations with Conference ID 13731317. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Casa Systems’ website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa Systems” or "Casa" or the “Company” or “we”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers, including the impacts of the ongoing COVID-19 pandemic; (2) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (3) the concentration of a substantial portion of our revenue in certain customers; (4) fluctuations in our revenue due to timing of large orders and seasonality; (5) the length and lack of predictability of our sales cycle; (6) any difficulties we may face in expanding our platform into the wireless market; (7) any failure to maintain the synergies we have realized from our acquisition of NetComm; (8) increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates and interest rates; and (9) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K, which are on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net (loss) income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; and the tax effect on these excluded items. We believe that excluding amortization expense of acquired intangible assets results in more useful disclosure to investors and others as it is a significant non-cash charge related to an event that is generally infrequent based on our historical activities. We further note that while amortization of acquired intangible assets is excluded from the measures, the revenue of the acquired company is reflected in the measures and the acquired assets contribute to revenue generation. The tax effect of the excluded items was calculated based on specific calculations of each item’s effect on the tax provision. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net (loss) income per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net (loss) income, excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our (benefit from) provision for income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•
each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•
adjusted EBITDA excludes depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•
adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•
adjusted EBITDA does not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•
adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•
free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•
free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•
other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks. Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa

Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contact

Michael Picariello

978-688-6706

investorrelations@casa-systems.com

Michael Cummings

617-982-0475

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$70,836	$92,730	$135,235	$197,007
Cost of revenue	44,201	47,215	81,921	95,452
Gross profit	26,635	45,515	53,314	101,555
Operating expenses:
Research and development	22,813	20,295	45,486	41,901
Selling, general and administrative	21,970	21,583	44,299	43,463
Total operating expenses	44,783	41,878	89,785	85,364
(Loss) income from operations	(18,148)	3,637	(36,471)	16,191
Other income (expense):
Interest income	274	103	308	217
Interest expense	(3,820)	(3,999)	(7,508)	(7,917)
Gain (loss) on foreign currency, net	816	(231)	543	(978)
Other income, net	161	479	179	551
Total other expense, net	(2,569)	(3,648)	(6,478)	(8,127)
(Loss) income before (benefit from) provision for income taxes	(20,717)	(11)	(42,949)	8,064
(Benefit from) provision for income taxes	(4,020)	3,182	6,332	5,508
Net (loss) income	$(16,697)	$(3,193)	$(49,281)	$2,556

Net (loss) income per share:
Basic	$(0.18)	$(0.04)	$(0.56)	$0.03
Diluted	$(0.18)	$(0.04)	$(0.56)	$0.03

Weighted-average shares used to compute net (loss) income per share:
Basic	92,504	85,036	88,565	84,641
Diluted	92,504	85,036	88,565	89,013

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to Non-GAAP Net (Loss) Income:
Net (loss) income	$(16,697)	$(3,193)	$(49,281)	$2,556
Stock-based compensation	2,879	4,094	5,507	7,547
Amortization of acquired intangible assets	1,426	1,426	2,852	2,852
Tax effect of excluded items	(1,091)	(1,370)	(2,123)	(2,592)
Non-GAAP net (loss) income	$(13,483)	$957	$(43,045)	$10,363
Non-GAAP net (loss) income margin	(19.0)%	1.0%	(31.8)%	5.3%

Reconciliation of Diluted Net (Loss) Income Per Share to Non-GAAP Diluted Net (Loss) Income Per Share:
Diluted net (loss) income per share	$(0.18)	$(0.04)	$(0.56)	$0.03
Non-GAAP adjustments to net (loss) income	0.03	0.05	0.07	0.09
Non-GAAP diluted net (loss) income per share	$(0.15)	$0.01	$(0.49)	$0.12
Weighted-average shares used in computing diluted net (loss) income per share	92,504	85,036	88,565	89,013

Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(16,697)	$(3,193)	$(49,281)	$2,556
Stock-based compensation	2,879	4,094	5,507	7,547
Amortization of acquired intangible assets	1,426	1,426	2,852	2,852
Depreciation and amortization	2,099	2,580	4,288	5,345
Other income (expense)	2,569	3,648	6,478	8,127
Benefit from (provision for) income taxes	(4,020)	3,182	6,332	5,508
Adjusted EBITDA	$(11,744)	$11,737	$(23,824)	$31,935
Adjusted EBITDA margin	(16.6)%	12.7%	(17.6)%	16.2%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:
Net cash (used in) provided by operating activities	$(8,487)	$31,870	$9,610	$26,715
Purchases of property and equipment and software licenses	(1,144)	(662)	(2,110)	(2,914)
Free cash flow	$(9,631)	$31,208	$7,500	$23,801

Summary of Stock-Based Compensation Expense:
Cost of revenue	$26	$33	$61	$66
Research and development	694	543	1,289	1,414
Selling, general and administrative	2,159	3,518	4,157	6,067
Total	$2,879	$4,094	$5,507	$7,547

Summary of Revenue:
Product revenue:
Wireless	27,100	33,323	48,156	73,011
Fixed telco	15,939	16,137	27,654	31,022
Cable	16,102	31,009	35,876	70,234
Product revenue	$59,141	$80,469	$111,686	$174,267
Service revenue:
Wireless	1,410	1,684	2,885	2,275
Fixed telco	1,187	1,043	2,711	2,649
Cable	9,098	9,534	17,953	17,816
Service revenue	$11,695	$12,261	$23,549	$22,740
Total revenue	$70,836	$92,730	$135,235	$197,007

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$195,832	$154,703
Accounts receivable, net	67,767	85,774
Inventory	78,300	84,828
Prepaid expenses and other current assets	4,681	5,746
Prepaid income taxes	2,510	23,963
Total current assets	349,090	355,014
Property and equipment, net	21,235	23,508
Accounts receivable, net of current portion	57	115
Deferred tax assets	9	101
Goodwill	50,177	50,177
Intangible assets, net	28,556	31,144
Other assets	8,459	8,648
Total assets	$457,583	$468,707
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,946	$28,087
Accrued expenses and other current liabilities	29,651	41,382
Accrued income taxes	8,443	4,991
Deferred revenue	38,334	14,473
Current portion of long-term debt, net of unamortized debt issuance costs	1,959	1,924
Total current liabilities	92,333	90,857
Accrued income taxes, net of current portion	8,117	7,732
Deferred tax liabilities	2,979	5,293
Deferred revenue, net of current portion	6,084	7,012
Long-term debt, net of current portion and unamortized debt issuance costs	273,194	274,193
Other liabilities, net of current portion	1,714	1,701
Total liabilities	384,421	386,788

Stockholders’ equity:
Common stock	98	88
Treasury Stock	(14,837)	(13,645)
Additional paid-in capital	237,306	193,654
Accumulated other comprehensive (loss) income	(1,068)	878
Accumulated deficit	(148,337)	(99,056)
Total stockholders’ equity	73,162	81,919
Total liabilities and stockholders’ equity	$457,583	$468,707

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net (loss) income	$(49,281)	$2,556
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,140	8,197
Stock-based compensation	5,507	7,547
Deferred income taxes	(2,210)	173
Change in provision for doubtful accounts	152	89
Change in provision for excess and obsolete inventory	4,230	(6)
Gain on disposal of assets	—	4
Changes in operating assets and liabilities:
Accounts receivable	17,585	28,433
Inventory	2,249	5,372
Prepaid expenses and other assets	1,226	(3,792)
Prepaid income taxes	21,441	(441)
Accounts payable	(13,865)	(14,456)
Accrued expenses and other current liabilities	(11,375)	(10,210)
Accrued income taxes	3,839	(3,240)
Deferred revenue	22,972	6,489
Net cash provided by operating activities	9,610	26,715
Investing activities:
Purchases of property and equipment	(1,597)	(1,514)
Purchases of software licenses	(513)	(1,400)
Net cash used in investing activities	(2,110)	(2,914)
Financing activities:
Principal repayments of debt	(1,500)	(8,275)
Proceeds from exercise of stock options	254	1,187
Employee taxes paid related to net share settlement of equity awards	(1,628)	(5,675)
Proceeds from sale of common stock, net of issuance costs	39,370	—
Payments of dividends and equitable adjustments	(1)	(59)
Repurchases of common stock	(1,192)	—
Net cash provided by (used in) financing activities	35,303	(12,822)
Effect of exchange rate changes on cash and cash equivalents	(1,671)	214
Net increase in cash, cash equivalents and restricted cash	41,132	11,193
Cash, cash equivalents and restricted cash at beginning of period	157,804	158,461
Cash, cash equivalents and restricted cash at end of period	$198,936	$169,654
Supplemental disclosures of cash flow information:
Cash paid for interest	$6,999	$7,358
Cash paid for income taxes	$7,511	$7,564
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$469	$265
Unpaid equitable adjustments included in accrued expenses and other current liabilities	$—	$4